As filed with the Securities and Exchange Commission on October 20, 2008             Registration No. 333-152294

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SOLARTE HOTEL CORPORATION

(Exact name of registrant as specified in its charter)

                  British Virgin Islands                                            7011                                                        none

                 (State or Jurisdiction of                               Primary SIC Code                                    (IRS Employer

           incorporation or organization)                                                                                           Identification No.)

                     3rd Street, Isla Colon                                                                                Hand & Hand, a professional corporation

           Bocas del Toro, Panama                                                                                                 24351 Pasto Road Suite B

              (+4122-534-9255)                                                                                                        DanaPoint, California 92629

(Address, including zip code, and telephone number,                                                           (949) 489-2400; fax /0034

             including area code of                                                                            (Name, address, including zip code, and telephone

     Registrant's principal executive offices)                                                       number, including area code, of agent for service

               Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

               If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  [ ]

CALCULATION OF REGISTRATION FEE

                                                                                                          Proposed Maximum  Proposed Maximum

          Title of Each Class of                               Amount to             Offering Price               Aggregate              Amount of

     Securities to be Registered                        Be Registered             Per Share(1)               Offering Price       Registration Fee

Common Stock offered by

  Selling Shareholders...............................           100,000                         $    ..20                  $             20,000          $           .78

Common Stock offered by

  Company...................................................        1,500,000                               ..20                              300,000                   11.79

Total............................................................        1,600,000                                                      $           310,000          $    12.57(2)

(1)      Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price per share is based upon the expected public offering price of $.10 per share pursuant to Rule 457(a).  The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade. Includes reoffers.

            (2)    Filing fee of $12.57 paid with initial filing.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

SOLARTE HOTEL CORPORATION

1,500,000 Shares of Common Stock Offered by Solarte Hotel

100,000 Shares of Common Stock Offered by Selling Shareholders

          Solarte Hotel Corporation, a British Virgin Islands corporation (“Solarte Hotel”) is offering 1,500,000 shares of common stock and the selling stockholders are offering 100,000 shares.  Solarte Hotel will not receive any proceeds from the sale of shares by the selling stockholders.   There is currently no trading market for the common stock.  The common stock has not been approved for listing on any securities market. The selling stockholders are deemed to be underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

OFFERING BY SOLARTE HOTEL CORPORATION

Initial Offering Price                                                    Sales Commissions                                                            Total Proceeds

                                                                                                                                                                                          to Company

Per share                $.20                                                              $.00                                                    $              ..20

Total                       $300,000(2)                                              $ ..00(1)                                                  $              300,000

(1)           The shares will be offered at the Initial Offering Price by officers and directors, who will receive no compensation for their selling efforts.   No person has agreed to underwrite or take down any of the securities.    There is no minimum amount of securities which may be sold.

OFFERING BY SELLING STOCKHOLDERS

Initial Offering Price(1)                                                Sales Commissions                                    Total to Selling Stockholders

Per share                $.20                                                               (2)                                                      $.20

Total                       $20,000                                                         (2)                                                      $20,000

(1)           The shares will be offered at the Initial Offering Price.  The Initial Offering Price of $.20 was determined by negotiations between Solarte Hotel and the selling stockholders.

(2)           Solarte Hotel will not receive any proceeds from the Selling Stockholder Offering, and the Selling Stockholders are not required to reimburse Solarte Hotel for any proportionate share of the offering expenses.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to those paid in similar market transactions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

              Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is October __, 2008.

                                                                               PROSPECTUS SUMMARY

          The following is intended to be a summary of the most important aspects of our business.

Solarte Corporation

                Solarte Hotel Corporation (“Solarte Hotel”) was organized in May 2008 to purchase real estate in the archipelago of Boca Del Toro, Panama and to develop a luxury eco-lodge hotel on the property. The Bocas Del Toro archipelago is located on the Caribbean side of Panama close to the border of Costa Rica. The land consists of approximately one half acre of land on Solarte Island, about 10 minutes by water taxi from the city of Bocas del Toro, with 144 meters of waterfront. The property currently has limited improvements consisting of a hilltop palapa, a 52-foot dock and an outbuilding, and a water catchment system, and Solarte Hotel intends to remodel the existing palapa into a restaurant and administrative offices, and construct six villas over the adjacent waterfront. The property has applied for approval for waterfront development from the government of Panama.

Ecotourism, or ecological tourism, is a rapidly growing segment of the travel industry. It appeals to ecological and socially conscious individuals. The Bocas Del Toro archipelago offers an unspoiled eco system with crystal clear water, unsurpassed diving, rain forests, native villages and unspoiled beaches.

In addition to villa rental charges, the hotel will generate revenue from its restaurant and ancillary services. The purchase price for the property is $95,000. We believe that the total costs for development of the hotel will be $300,000 including the land acquisition cost. Current rates for comparable hotel properties in the area range from $150 to $500 per night. We expect to offer accommodations from $180 to $250 per night, depending on the season.

The company plans to market itself by advertisements in eco conscious venues (both electronic and print), travel agencies, travel publications and web sites.

          Our address is Hotel Solarte, Solarte Island, Bocas del Toro, Panama, and our telephone number is 011-41-22-534-9255.  Our mailing address is PO Box 71, Road Town, Tortola VG1110, British Virgin Islands. Our sole officer and director is Esthetics World, a personal holding company owned by Karen E. Campo.

Selected Operations Data

          The following table contains selected financial data since inception.  The selected operations data below has been derived from the audited financial statements for the period inception (May 28, 2008) to June 30, 2008.

                                                                            As of and for the period inception (May 28, 2008)

                                                                                                          to June 30, 2008

Cash                                                                                                  $         22,985

Deposits                                                                                                        1,000

Prepaid Expenses                                                                                           1,750

Total Assets                                                                                                27,900

Current Liabilities                                                                                          4,000

Shareholders’ equity                                                                         $         23,900

Revenue                                                                                            $                 --

General and Admin.                                                                                       6,100

Net Income (loss) after taxes                                                                      (6,100)

Net Income (loss) per share                                                              $            (.00)

Weighted Average Shares Outstanding                                                   3,100,000

The Offering

          The offering includes shares offered by Solarte Hotel and shares offered by the selling stockholders, who are offering all of the shares owned by them.  Solarte Hotel’s offering is being offered on a “straight best efforts, no minimum” basis by the officers and directors, who will not receive any compensation for their selling efforts.

                Securities Offered:................................................... 1,500,000 shares by Solarte Hotel

                ..................................................................................... 100,000 shares by selling stockholders.

                Initial Offering Price................................................ $.20 per share.

                Use of Proceeds....................................................... Solarte Hotel will use the proceeds of the Solarte Hotel Offering ($290,000 if the maximum offering is sold) for acquisition of the property, construction, general and administrative expenses and working capital.

                Offering Period:........................................................ Until [12 months from effective date]

                Risk Factors.............................................................. The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

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Common Stock Outstanding (1) Before Offering:................ 3,100,000(1) shares

Common Stock Outstanding After Offering:...................... 4,600,000(1) shares

(1)           Based on shares outstanding as of June 30, 2008.

Risk Factors

                Before you buy the securities offered hereby consider the following risk factors and the rest of this prospectus.

                                                                                         RISK FACTORS

                The shares are a speculative investment and risky.  You should especially consider the following risk factors, in addition to the risk factors that apply to enterprises in the e waste recycling industry.

                We may not be able to meet out significant capital requirements in connection with our business plan, and we have no operating history to permit us to accurately forecast our cash requirements.

                 We must close on the purchase of the property, design and construct a 6-villa eco-lodge, restaurant and related service areas, at a cost of approximately $300,000. These funds will also provide working capital for the initial 3 months of operations once the hotel is complete. Because we have no operating history and no experience in hotel development, our actual cash needs may vary substantially from our internal projections. If we cannot complete and operate the hotel profitably with the expected budget, we will be required to obtain more cash (by selling equity or debt securities) in order to complete our plan of operations. Since the Solarte Hotel Offering is being conducted on a “straight best efforts” basis, the officer has committed to make up any shortfall up to $300,000 to ensure the project is completed.   There can be no assurance that Solarte Hotel will be able to obtain required funding, nor that it will be able to develop the property or obtain profitability.  There can be no assurance that Solarte Hotel will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors. See “Plan of Operations.”

                Because purchasers will be subject to substantial dilution, in the event of our liquidation investors may lose most of their investment.

                Investors will be paying $.20 per share for shares sold in the offering. The book value of the common stock as of June 30, 2008 is $.008 per share, or less than one cent, whereas investors will be paying $.20 per share. In the event of liquidation of the corporation (which could occur if our business plan is unsuccessful), shareholders who invest in the offering will likely receive far less than their purchase price.

                Because Management has no experience in hotel management or construction, we may not be able to meet our projections.

                Constructing and developing a hotel is complicated.  The design and construction process requires attention to detail.  Contractors may not act honestly or to the required quality standards.  After construction is completed, Management will need to hire and supervise employees and manage the hotel.  Because management has no experience in these matters, it could make costly mistakes which delay or even make impossible the profitable operation of our hotel.

                If we do not receive a favorable ecological report, we will not be able to develop the property.

                The six over-the-water villas cannot be constructed until such time as an ecological report has been satisfactorily completed. If the report detects the presence of coral or sea grass, approval to build the villas would likely not be granted. In such an event we would need to redesign the project so as to place the villas on land, a less desirable configuration, and one which would reduce the room rates we could charge.

                                                                                         3

                Our right to possess the property expires in 2022, unless  renewed, so we may have a limited economic life.

                We will own the property under a “right of possession” concession from Panama which expires in 2022. These concessions are the typical form of ownership on island properties in Panama, because fee title ownership can no longer be granted for such properties under the Panamanian constitution. Because renewal of the concession is not assured, Hotel Solarte may be required to abandon its property in 2022, and investors should realize that the project may have a limited economic period of time in which they can realize a return on their investment.

                This offering is a best-efforts no minimum offering, so there can be no assurance that all the funds will be available to complete the project.

                Completion and initial operation of the project will require $300,000, if less than this amount is received, and the officer/director (a corporation named Esthetics World, a personal holding company owned by Karen E. Campo) does not make up the shortfall, we will not be able to complete and operate leading to a possible total loss of your investment.

                Our auditors have rendered a going concern emphasis opinion on our financial statements, which means our business may not continue.

                Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

                Hotel Solarte's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The OTC Bulletin Board and the Pink Sheets LLC may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Solarte Hotel, and lower prices for our  securities than might otherwise be attained.

                In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

ADDITIONAL INFORMATION

          Solarte Corporation has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to Solarte Corporation and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call (202) 551-8090 for further assistance.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference.  Solarte Corporation will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein.  This request should be directed to Solarte Corporation at PO Box 71, Road Town, Tortola VG1110, British Virgin Islands.  Our telephone number is 011-41-22-534-9255.

                Solarte Hotel is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, Solarte Corporation intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Solarte Corporation may determine.

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DILUTION

       The difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering.  Net tangible book value per share is determined by dividing the net tangible book value of Solarte Hotel (tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

       At June 30, 2008, the common stock had a net tangible book value of $23,900 or $ 0.008 per share.  After giving effect to the receipt of the net proceeds from the sale of Shares offered hereby at an initial public offering price of $.20 per share, the pro forma net tangible book value of Solarte Hotel at June 30, 2008 would have been $313,900 or $.068 per share, representing an immediate increase in net tangible book value of $.060 per share to the present stockholders, and immediate dilution of $.132 per share to public investors.  The following table illustrates dilution to public investors on a per share basis:

       Public offering price per share..........................................................................................................                               $.20

               Net tangible book value per share before offering................................................................                            $.008                    Increase per share attributable to public investors.....................................................................................................                             $.060    Pro forma net tangible book value per share after offering.........................................................................................................                             $.068    Dilution per share to public investors..........................................................................................................................................                             $.132

       The following table sets forth with respect to the present stockholders and public investors, a comparison of the number of shares of Common Stock owned by the present stockholders, the number of shares of Common Stock to be purchased from Solarte Hotel by the purchasers of the Shares offered hereby and the respective aggregate consideration paid to Solarte Hotel and the average price per share.

                                                                                       Percent                                                      Percent                   Average

                                                            Shares               of Total                    Total                         of Total                      Price

Stockholders                                Purchased           Shares            Consideration           Consideration            Per Share

Present Stockholders                   3,100,000(1)             67.4%                    $30,000          (2)                9.09%                           $.01

Public Investors                               1,500,000             32.6%                     300,000                          90.9%                           $.20

Total                                                   4,600,000           100.0%                   $330,000                        100.0%                           $.05

                                                                                      DIVIDEND POLICY

                Solarte Hotel has not paid any dividends on its common stock.  Solarte Hotel currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

CAPITALIZATION

              The following table shows the capitalization of Hotel Solarte Corporation as of June 30, 2008.  No information is provided as adjusted for the Solarte Hotel Offering because the Solarte Hotel Offering is being conducted on a straight best efforts no minimum basis.

                                                                            As of and for the period inception (May 28, 2008)

                                                                                                          to June 30, 2008

Cash                                                                                                  $         22,985

Deposits                                                                                                        1,000

Prepaid Expenses                                                                                           1,750

Total Assets                                                                                                27,900

Current Liabilities                                                                                          4,000

Common Stock, 3,100,000 and 4,600,000 shares outstanding                    30,000

Shareholders’ equity                                                                         $         23,900

MARKET PRICE OF COMMON STOCK

                Our common stock has never traded.  As of June 30, 2008, there were 2 record holders of common stock.

                There are no warrants or options outstanding and no registration rights have been granted.  At the present time 3,010,000 shares are outstanding, including 100,000 which have been registered for resale via this prospectus.  These 100,000 shares are not currently eligible for resale under Rule 144 until one year from the date of this prospectus.

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USE OF PROCEEDS

                The net proceeds to the Company from the Offering are estimated to be $290,000, after deducting the estimated Offering expenses of $10,000.  The Company will use all of such net proceeds for acquisition of the property, construction, general and administrative expenses general working capital purposes, as follows.

Item                                                                                                        Cost

Purchase price of the property                                                $               95,000

Acquisition legal, etc.                                                                                10,000

Ecological study                                                                                           3,000

Remodel of existing palapa to restaurant and

  Administrative offices                                                                              30,000

Installation of solar power and water catchment                                   12,000

Construction of six villas of 200 square feet                                           96,000

Supplies/inventory                                                                                       5,000

Marketing                                                                                                     20,000

Working capital                                                                                           19,000

    Total                                                                                         $             290,000

          In the event that less than all of the net proceeds are received, proceeds will be spent in the order set forth in the table above. To the extent the proceeds of the Hotel Solarte Offering are not sufficient to cover the above costs, or if such Offering is not completed when the funds are required, the officer and director has agreed to loan such funds on a note due in two years (or upon completion of the Hotel Solarte Offering) and bearing interest at 8%.  (The officer and director is a corporation, Esthetics World, a personal holding company owned by Karen E. Campo.)  If the above amounts are not sufficient to carry out our business plan, we will have to obtain capital from one or more debt or equity offerings.  However, Solarte Hotel has no agreement or arrangement for obtaining such additional cash and there can be no assurance that the needed cash can be obtained. If such cash is not obtained Solarte Hotel will not be able to complete the hotel project nor continue its operations.

PLAN OF OPERATION

                 Our plan of operation for the twelve months following the offering will consist of the following activities:

                 1. Close on the purchase of the real property if we have not already done so.  The cost of the real property is $95,000, of which $1,000 has been paid in escrow, plus legal and survey costs estimated not to exceed $10,000.  We plan to close on the property as soon as  legal due diligence is completed.  Originally we had agreed to purchase the property concession from its owner, Viernes Trece, SA.  However, we subsequently agreed with the seller that we would purchase Viernes Trece SA.  If we have not yet received proceeds from this offering to fund the purchase, the officer loan described under “Business-General” will be utilized to fund the purchase.  If we do not for any reason close on this property, there are many others available in the vicinity and we would identify and purchase a similar property. In the event we purchased a similar property, or failed to purchase a property,  Solarte Hotel would be required to amend the registration statement of which this prospectus is a part, or may be required to offer purchasers a recission of their purchase of shares in this offering.   Viernes Trece has never had operations other than holding the concession, but the Corporation is legally authorized to own and operate a hotel, and the property is sufficiently large (16,975  square feet) for the project. The property already has two structures, consisting of a small utility building which houses a basic water system and solar control center, and a palapa built on a concrete foundation. These buildings have been on the property for a few years and the land appears to be stable. We will not need to build any more structures on the land, just remodel them.  There is no evidence of cracking or settling.   The existing power and water infrastructure is designed for a weekend vacation home, and will need to be upgraded as part of the hotel construction. The seller owns the property in a legal form known as “Right of Possession” or ROP. ROP is not legal title, but consists of a concession to use and exploit the property, including the receipt of rents thereon, without the payment of rent or taxes, for a term of years which in our case expires in 2022.

                2. Obtain ecological report and complete the development concession application.  The cost of the ecological study is estimated to be $3,000. In order for us to build the over-the-water villas, we need to commission an ecological report to verify there is no coral or eel grass in the seabed were we will build the villas. A visual inspection by management did not reveal any coral or sea grass in the vicinity; however, Management has no training to that would enable it to definitely say there is no coral or sea grass.  Upon receiving this report, we will need to submit it to the Panamanian government, with our preliminary building plans along with proof that we will invest no less than $300,000 in the project. This would consist of proof of the payment of the purchase price,  proof of payment of development costs, and most likely proof of funds at hand totaling $300,000. The Panamanian government requires that we expend at least $300,000 in order to obtain the commercial development permit.  We believe that by December 2008 we will have the ecological survey completed and the necessary proof of funds.  Although we cannot guarantee the timetable it appears that three to four months will be sufficient to approve the commercial development. If we have a delay in obtaining the approval, or if we have a delay in obtaining all of the $300,000 required, we will likely begin the remodel of the palapa and infrastructure development since the remodel of the palapa does not require governmental approval. Building the villas and commercial operation of the hotel  would be subject to receiving the governmental approval.

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                3.             Finalize construction plans and obtain construction bids.  During the pendency of the commercial approval, we will seek to finalize the architectural design drawings sufficient to obtain firm construction bids.  The project will involve remodeling the existing hilltop palapa and constructing the six over-water villas, as well as updating the water, sewage and power infrastructure.  If we have not sold the maximum number of shares in this offering, our officer would at this time be required to loan the requisite finds to finalize construction plans and to have the funds available to begin construction as soon as approval is obtained.  It is possible that the funds from the officer loan could be required in the event of a cost over-run, even if the maximum offering is sold.

                4.           Construction.  Total construction cost is estimated at $138,000. We believe that when the commercial approval is received in the second quarter of calendar 2009 we will be ready to commence construction.  We estimate 6 months for construction of the project. Construction costs in the area are $50 per square foot for typical quality. The use of local hardwoods and imported fixtures, resulting in a very high quality construction, are estimated to result in a cost of $80 per square foot.  However, we have not received any firm bids for construction costs. We can only receive firm bids upon the preparation of building plans.  On the basis of each villa to consist of 200 square feet, and building costs of $80 per square foot.  Management has derived a total cost to build the villas of $96,000.  Construction of the villas consists of concrete pilings (approximately 5 inches square) driven into the seafloor, and wood frame construction with thatch roof. The water depth in the area is less than 10 feet, so the pilings are not expensive. Panama is not in a hurricane zone, so that simple wood frame structure is standard in  the area.

                The palapa remodel will consist of adding a second floor, enclosing the palapa walls and restaurant and installation of cooking and office equipment. We have budgeted $30,000 for remodel of the existing palapa to convert it to a restaurant and administrative offices.  The palapa is an approximately  500 square foot structure on a concrete foundation with traditional thatch roof.  There is a concrete wall around the perimeter about 2.5 feet high and the remainder of the wall is open air. (A photograph of the palapa interior is in the Business section of this Prospectus.) The foundation and roof are in good condition.  Remodeling will entail the following steps: (a) dismantle roof and raise it by eight feet by extending the center support beam, and replacing the perimeter beams, at a cost of $2,000; (b) install new thatch roof  at a cost of $1,200; (c) install second floor including hardwood support beams for $7,000; (d) install wood frame outer walls and windows on both floors, circular stairway and electrical, $12,000; (e) purchase and install kitchen equipment for $7,000; and (f) cost of seating $800.  The basis for our estimates for the remodel are based upon the cost of materials and labor in the area plus 25% for supervisory and incidental costs.  As is typical with similar eco-lodges in the area, the property will rely entirely on solar power (with a back up generator), rainwater/reverse osmosis for water supply and composting toilets for sewage, with zero carbon footprint.

                5.             Pre-operating.  We hope to complete the pre –operating stage by the end of 2009.  This stage will involve training and hiring of our service staff and pre-opening marketing.  Our goal is to be open by New Years Day 2010.  Because we will complete the palapa remodel first, we will be able to open some of the villas for rental even if not all are completed.           Marketing costs include web design, print advertisements and billboards in Panama. Working capital of $19,000 is estimated for the first three months of operations until bookings can cover the operational costs.

                We do not have any off-balance sheet arrangements. Our only contractual obligation is our contract to purchase the property.

                Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

                Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

                Material factors which will affect Solarte Hotel’s operating results in future periods include the following:

                Economic stability in Panama and economic conditions in general which affect the tourism industry.

                Our ability to obtain ecological permission for development, and managing the development.

Consumer acceptance of our lodging offering and the effect of competition.

                Our ability to manage the property and control costs.

                Other factors which are mentioned in this Prospectus or which may be mentioned in Solarte Hotel’s future reports under the Securities Exchange Act of 1934.

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                                                                                              BUSINESS

Background

        Solarte Hotel Corporation (“Solarte Hotel,” the “Company” or “us”) was incorporated in British Virgin Islands on May 28, 2008 under the BVI Business Companies Act 2004. Our resident agent is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands and their telephone is (284) 494-3547. The initial shareholder contributed $10,000 cash on incorporation for 3,000,000 shares and an investment fund has purchased 100,000 shares for $20,000 cash. The investment fund’s adviser, JK Advisers LLC, is controlled by our legal counsel but such counsel does not have any economic interest in these shares, and upon effectiveness of the registration statement of which this prospectus is a part, such shares will be distributed to the members of the fund indicated under the caption “Selling Stockholders” at which time JK Advisers LLC will cease to have control over those shares.

General

        Solarte Hotel intends to purchase real estate in the archipelago of Boca Del Toro, Panama and to develop a luxury eco-lodge hotel on the property. The Bocas Del Toro archipelago is located on the Caribbean side of Panama close to the border of Costa Rica. The land consists of approximately 16,975 square feet on Solarte Island, about 10 minutes by water taxi from the city of Bocas del Toro, with 144 meters of waterfront. The property currently has limited improvements consisting of a hilltop palapa, a 52-foot dock and an outbuilding, and a water catchment system, and Solarte Hotel intends to remodel the existing palapa into a restaurant and administrative offices, and construct six villas over the adjacent waterfront.  This is a view of the east waterfront. On the right hand side of the photograph (north) , there is additional waterfront. The yellow building in the forefront is a service building of concrete block construction. (All photographs are taken by Solarte Hotel, copyright all rights reserved.)

        This is a photo of the west side of the property. The property line is approximately at the second palm tree from the right:

                                                                                                                             8

 Finally, these two photos show the palapa interior and the current roof construction. The palapa is round with a rectangular annex at the back of the photo which will be used for the kitchen area.

                                                                                                                                 9

The property has already applied for approval for waterfront development from the government of Panama but to complete this process we need to submit an ecological survey and to show we will spend at least $300,000 in development.  These two conditions are the only conditions required by Panamanian law and which have been required to be complied with by other similar projects.  These funds will be provided by this offering, or, if the maximum offering is not sold, from personal funds of our officer and director.  She intends to loan any such funds, from personal funds available to her, at 8% interest payable in two years.  The Company has confirmed that Esthetics World has liquid assets in excess of $300,000 allocated to that project.  A funding agreement signed by Esthetics World is filed as an exhibit to the registration statement.  Esthetics World is a corporation which is controlled by Karen Campo, a personal holding company and the officer and director.

        We intend to acquire the property by acquisition of Viernes Trece, SA, the corporate owner. Viernes Trece is a Panamanian corporation and has never engaged in business, but has only held the property as a vacation residence for the owner.  After the acquisition our financials will consist of the consolidated entity.  The purchase price is $95,000, of which $1,000 has been paid in escrow, and we expect to close in November 2008.  The purchase contract is subject to verifying the existence of the corporation, its ownership of the Right of Possession, and verification of no liabilities or operations. The seller will agree to indemnify for any pre-existing liabilities that may arise. “Right of Possession” consists of permission from the Panamanian government to use to the property rent and tax free for a period of years. The typical term is 20 years. The Panamanian constitution prohibits the sale of any island property by Panama except under a Right of Possession (“ROP”).  The possessory period for the property in question expires in 2022. We cannot guarantee that the ROP will be renewed. Renewal of the ROP involves minimal (less than $3,000) in legal expenses.  To date there are few, if any, ROP properties which have come up for renewal, so there is no history upon which to base any prediction of the likelihood of renewal. The Panamanian government developed the ROP in order to encourage economic development. Should the Panamanian government decline to renew ROPs, this would have a devastating effect on the Panamanian tourist economy. As long as the Panamanian government’s developmental program continues, renewal would seem to be likely, but the political climate for development in 2022 could be different. Investors must understand the possibility that the ROP will not be renewed, or that the government will impose economically onerous renewal requirements, in which case Solarte Hotel would be required to abandon the property in 2022 and investors may  have only a limited amounts time to receive a return on their investment.

Ecotourism or ecological tourism is a rapidly growing segment of the travel industry. It appeals to ecological and socially conscious individuals. The Bocas Del Toro archipelago offers an unspoiled eco system with crystal clear water, unsurpassed diving, rain forests, native villages and unspoiled beaches.

In addition to villa rental charges, the hotel will generate revenue from its restaurant and ancillary services. The purchase price for the property is $95,000. We believe that the total costs for development of the hotel will be $300,000 including the land acquisition cost. Current rates for comparable hotel properties in the area range from $150 to $500 per night. We expect to offer accommodations from $180 to $250 per night, depending on the season.

The company plans to market itself by advertisements in eco conscious venues (both electronic and print), travel agencies, travel publications and web sites. We have not designed any web site yet nor reserved any domain names.

Bocas del Toro

                The Bocas del Toro archipelago was discovered by Christopher Columbus, and the city of Bocas del Toro, the provincial capital with a population of under 2,000, is on the island of Colon.  Daily flights arrive from Panama City and San Jose, Costa Rica. The archipelago is relatively undeveloped, and hotel properties generally consist of less than 20 rooms.  Tourists include the backpacking crowd staying in hostels in the capital and a mixture of European, South American and Americans staying in luxury boutique hotels.  Prices at the boutique hotels range from $160 to $600 a night, depending on the season and the hotel. May through November is the low season. Recently the weak dollar has made Panama, whose currency is pegged to the dollar, a very attractive international resort destination. The region attracts tourists seeking eco tourism and water sports, with quality diving, snorkeling, fishing, and kayaking available at reasonable prices. Rain forest tours are also popular. Four indigenous Indian groups reside in the archipelago together with Caribbean immigrants and expatriates from around the world. Although Spanish is the official language, nearly everyone in the capital understands English. A substantial amount of real estate development is slowly taking place on Isla Colon, and there are well established legal, architectural, engineering and building firms offering their services.

                Unlike most of the Caribbean, the region is not subject to hurricanes. The rainy season of May to November corresponds to the hurricane season in the Caribbean.  Generally rain falls on 15-20 days per month with most systems moving through fairly quickly. About 136 inches of rain fall each year. Hotel occupancy is seasonal in part, higher in the dry season and during winter in the northern hemisphere. Vegetation is lush and animal life abundant in the sea and the rain forests. Temperatures are steady year round from daily lows of 68 F to daily highs of 88 F.

                The hotel property is located on Solarte Island. With less than 200 inhabitants, the island is a ten minute water taxi ride from the capital through crystal clear waters. The property is located in a protected cove on the east side of the island facing Bastamientos Island, and is near the Bastamientos Island National Marine Park as well as the entrance to Red Frog Beach, a beautiful white sand beach with good bodysurfing.

                                                                                         10

Quantitative and Qualitative Disclosure About Market Risk.

                Hotel Solarte Corporation will do business in Panama, whose currency is pegged to the US dollar. There are no market risk factors.

Competition

                We will compete with several boutique eco lodges in the Bocas del Toro region, as well as traditional hotels.  There is no other hotel on Solarte Island.  Our competitors are all going to have a longer operating history. Competitive factors in the area are price, location, quality of accommodations, and level of service. We believe we will be in the mid range of the boutique eco lodges in the area.

Employees

                Currently, Ms. Campo is our only employee.  We expect to hire contractors for the development work and to have 12 employees for operation of the hotel, all of which will be full time. No employees are expected to be represented by labor unions.

Properties

The property consists of a point of Isla Solarte, cresting to a hill and surrounded on three sides by mangroves. Water frontage is 144 meters. There is a 500 square feet palapa on the hilltop on concrete foundation, a concrete block warehouse building about 50 square feet, and a 52 foot wooden dock along the southern side of the property. We plan to remodel the palapa into a 2 story structure to serve as a restaurant and administrative office and construct 6 villas over the water.

Legal Proceedings

                Solarte Corporation is not a party to any material pending legal proceeding.

MANAGEMENT

Directors and Executive Officers; Compensation

                The members of the Board of Directors of Solarte Hotel serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.  The following are the directors and officers of Solarte Hotel.

                Karen E. Campo has been the President and Chief Financial Officer and Director of Esthetics World since inception in May 2008. Under BVI law, a corporation can serve as an officer and director. Esthetics World is the director, President and Chief Financial Officer of Hotel Solarte since inception. Esthetics World has no business and is a personal holding company of Ms. Campo.  It is newly organized and has no operating history.  Ms. Campo is a student and special events model. She speaks fluent Spanish. Her business address is 3rd Street, Bocas del Toro, Isla Colon, Panama. Ms. Campo will be the one individual responsible for all management duties.

                Ms. Campo’s compensation will be $300 per month, commencing upon acquisition of the property. There are no option or other compensation plans. The directors are not currently compensated for service as directors.

                                                                                            10

Audit Committee

            We do not have an audit or other committee, nor do we have a director who is a “financial statements expert” due to the limited size of the company.

                                                                           PRINCIPAL SHAREHOLDERS

                        The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Solarte Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Solarte Corporation's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, Solarte Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. The address of each unless noted is care of the Company.

                                                                                                                                   Number of

                                                                                                                                    Common                                       Percent                                                                                                             Shares                  Percentage               After

   Name                      Office                                                                                      Owned(1)             Owned            Offering

Karen E. Campo    Director, President and Chief Financial Officer            3,000,000(2)                 96.8%               65.2%

All officers and directors

  as a group (1 persons)                                                                                        3,000,000                 96.8%               65.2%

(1)            Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)            Includes 3,000,000 shares held of record by Esthetics World, a personal holding company controlled by Karen E. Campo.

SELLING STOCKHOLDERS

        The shares of common stock of Solarte Corporation offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board.  It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  The relationship, if any, between Solarte Corporation and any Selling Stockholder is set forth below.  The shares offered by the Selling Stock holders were originally purchased by JK Advisers Hedge Fund LLC, and will be distributed to the Selling Stockholders (who are the members of the JK Advisers Hedge Fund LLC) on the day of this Prospectus.  The investment fund’s adviser, JK Advisers LLC, is controlled by our legal counsel, Jehu Hand, but such counsel does not have any economic interest in these shares, and upon effectiveness of the registration statement of which this prospectus is a part JK Advisers LLC will cease to have control over those shares.  Persons with common surnames are to our knowledge related by blood or marriage. None of the Selling Stockholders own more than 1% of the outstanding shares.

                                                                                                  11

                                                                                                       Shares Beneficially                                     Percentage

                                                                                                                 Owned                                               Total Shares

                      Name                                                                       and Being Offered                                   After Offering

Cedillo, Ruben                                                                                             2,500

Johansen, Steven                                                                                        1,250

Stacey, Sherry                                                                                                625

Strelau, Wojchiech                                                                                     1,250

Francis, Lee                                                                                                  1,250

Elbern, Jessica                                                                                                625

Churchill, David                                                                                          1,250

Baker, Doug                                                                                                 1,250

Yee, Kuan Jin                                                                                               1,250

Britton, Bradley                                                                                           1,250

Southers, Warren C.                                                                                   1,250

Wingerd, Nelson                                                                                         2,500

Petty, Neuman C.                                                                                        1,250

Levine, Lawrence J.                                                                                    2,370

Trukenbrodt, Randall                                                                                 1,250

Van Hove, Erika                                                                                              625

Van Hove, Curtis C.                                                                                       625

Ker, John                                                                                                      1,250

Britton, Don                                                                                                 1,875

Haugrud, Geoffrey                                                                                      1,250

Crewe, L. Carter III                                                                                      1,250

Looman, Melinda O.                                                                                   1,250

Giddeons, William                                                                                       2,500

Distad, Stephen                                                                                              937

Lowe, Linell Kent                                                                                        1,562

Patel, Girish N.                                                                                             1,125

Strelau, Jadwiga                                                                                             312

Phillips, John Russell                                                                                 2,500

Moeller, Allen                                                                                              1,250

Dertinger, Richard N.                                                                                  2,500

Oakes, Judy D.                                                                                          13,109

Killeen, Jeffrey T.                                                                                           719

Sorrentino, Glenn                                                                                           500

Keith & Rosita McLaurin Family L.P.                                                         500

Hinz, Pamela Joy                                                                                            531

Van Wyk, Jerry                                                                                               500

Miller, Mary Thomas                                                                                  1,400

Smith, Todd                                                                                                 1,125

Floyd, Gregory A.                                                                                          500

Reigart, Brian L.                                                                                              500

Barlage, Gregory P.                                                                                     1,000

Stevens, James R.                                                                                       1,000

Phillps, John Russell                                                                                  1,000

Fraser, Bruce                                                                                                3,000

Hibbing, Douglas C.                                                                                   1,125

Moeller, Myrna D.                                                                                      1,250

Caudill, Patrick W.                                                                                         750

Rodriguez, Gerald                                                                                        1,000

Tinnell, Michael J.                                                                                          600

Indig, Abraham                                                                                              350

Indig, Abraham – IRA                                                                                   150

Selymes, Ernie P.                                                                                            500

Duran, Herbert                                                                                             1,125

Kiyohiro, Tracy J.                                                                                       1,000

Skwirut, John L.                                                                                           1,125

Pollastro, Jennifer                                                                                       1,580

Francis, Lebert S.                                                                                        1,125

Looman, Melinda O.                                                                                      378

Gaddis, Frank N.                                                                                          4,073

Spradlin, Charles W.                                                                                   1,125

Dr. Ganshirt, Bill                                                                                        11,669

Jaffe, Joel & Robin (Trust)                                                                        2,593

Blair, Keith R.                                                                                               1,167

 TOTAL                                                                                                      100,000                                                        *

* None

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                                                                                PLAN OF DISTRIBUTION

Solarte Hotel Offering

       Solarte Hotel is offering 3,000,000 shares on a “straight best efforts, no minimum” offering. No escrow of offering proceeds will be established. The officer and director, Karen Campo, will offer Shares in the Solarte Hotel Offering, and no sales commission will be payable with respect to such Shares. Ms. Campo is and has not been associated with any broker dealer and has never been involved in any public offering.  She will act under the exemption provided by Exchange Act Rule 3a4-1.  She may offer shares in the United States or in other jurisdictions pursuant to the laws of such other jurisdictions.  Shares will be offered by her via personal contact only.

       Prior to this offering, there has been no public trading market for Solarte Hotel common stock.  Consequently, the initial public offering price of the Shares has been determined arbitrarily by Solarte Hotel.

Selling Stockholder Offering

                 Solarte Hotel anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created at $.20 per share, for the duration of this offering.  Selling stockholders may also sell in private transactions.  Solarte Corporation cannot predict whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  Solarte Corporation does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at the offering price of $.20 per share,  but no sales commissions may be paid for effectuating private transactions.

                Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Solarte Hotel understands that it is the position of FINRA that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

                Solarte Hotel will bear all costs of the offering except for sales commissions related to the sale of shares by the Selling Stockholders Offering. These costs are estimated not to exceed $10,000 and include filing fees of less than $1,000, auditing and accounting fees not to exceed $5,000 and legal fees of $4,000.

Regulation M

                Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the American Stock Exchange or the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Solarte Hotel common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Solarte Hotel  common stock.

                                                                              CERTAIN TRANSACTIONS

                The President of Solarte Hotel, who is also the majority shareholder, has personally agreed to fund our development expenses to the extent funds are not available from the Solarte Hotel Offering. These funds will bear interest at 8% until paid.

                                                                                        13

                                                                          DESCRIPTION OF SECURITIES

Common Stock

                Solarte Hotel’s Memorandum of Association authorizes the issuance of an unlimited number of shares of common stock, no par value per share, of which 3,100,000 shares were outstanding as of June 30, 2008.  This includes 3,000,000 shares issued upon incorporation for consideration of $10,000 cash and 100,000 shares issued on June 30, 2008 for $20,000 cash.

                The Registrant was incorporated on May 28, 2008 under the Business Companies Act, 2004 of the territory of the British Virgin Islands. The registration number is 1484337.

Options

The Registrant has no stock options outstanding.

Share Purchase Warrants

The Registrant has no share purchase warrants outstanding.

Memorandum and Articles of Association

Section 5 of the Memorandum of Association provides as follows:

5.1           Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)                 full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)                 for the purposes of paragraph (a), full rights, powers and privileges.

5.2                 For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

                (2)           Matters relating to Directors of the Registrant:

                (i)            A director’s power to vote on a proposal, arrangement or contract in which the director is materially interested:

                Article 13 of the Registrant’s Articles states:

                13.1         A director of the Company shall forthwith after becoming aware of the fact that he is interested n a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

                13.2         For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3.            A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)                 vote on a matter relating to the transaction;

(b)                 attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)                 sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

                (ii)           Directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body:

                                                                                               14

                Article 8.13 of the Registrant’s Articles establishes the parameters for the payment of compensation to board members:

                The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

                (iii)          Borrowing powers exercisable by the directors and how such borrowing powers can be varied:

                Article 9.6 of the Registrant’s Articles establishes the borrowing powers exercisable by the directors as follows:

                The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

                (iv)          Retirement or non-retirement of directors under an age limit.

                The Registrant’s Articles contain no requirement for the retirement or non-retirement of directors under an age limit.

                (v)           Number of shares, if any, required for qualification.

                Article 8.14 of the Registrant’s Articles provides that a director does not require a share qualification.

                (3)           Rights, preferences and restrictions attaching to each class of shares:

                The Registrant has authorized common shares and preferred shares, both par value, which may be issued in an unlimited amount. Shares may be issued in one or more series as the directors may determine by resolution.

                (i)            Dividend rights, including time limit after which dividend entitlement lapses.

                Common shareholders are entitled to dividends as may be declared by the directors from time to time but no dividend shall be declared and paid out except if surplus and unless the directors determine that immediately after the payment of the dividend:

                (a)           the Registrant will be able to satisfy its liabilities as they become due in the ordinary course of business; and

                (b)           the realizable value of the assets of the Registrant will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.  All dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Registrant.

                (ii)           Voting Rights; staggered re-election intervals; cumulative voting.

                Each of the Registrant’s common shares entitles the holder to one vote at any annual or special meeting of shareholders.  Directors stand for re-election annually.  The Registrant’s shareholders do not have cumulative voting.

                (iii)          Rights to share in surplus in event of liquidation.

                In the event of the Registrant’s liquidation, dissolution or winding up or other distribution of the Registrant’s assets, the holders of common shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the Registrant’s liabilities have been paid out.

                (iv)          Other.

                Holders of the Registrant’s common shares do not have rights to share in the profits of the Registrant.  There are no redemption or sinking fund provisions with respect to the Registrant’s common shares.  Common shareholders have no liability as to further capital calls by the Registrant.  There are no provisions discriminating against any existing or prospective holder of the Registrant’s common shares as a result of such shareholder owning a substantial number of the Registrant’s common shares.  Holders of the Registrant’s common shares do not have pre-emptive rights.

                (4)           Actions necessary to change the rights of holders of the Registrant’s common stock:

                In order to change the rights of holders of a class of the Registrant’s stock, a vote of at least 50% of the issued and outstanding shares of that class is required.

                (5)           Conditions governing manner in which annual general meetings and extraordinary general meetings of shareholders are convoked, including conditions of admission:

                                                                                           15

                The directors may convene meetings of the members of the Registrant at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than 30% of the votes of the outstanding voting shares in the Registrant.

                Seven days notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Registrant.

                No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business.  A quorum shall consist of the holder or holders present in person or by proxy of not less than one-half of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

                At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

                A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing shall forthwith, without the need for any notice, become effectual as a resolution of the members. Holders are also entitled to vote by consent action signed by the required percentage of members (but less than 100%) if notice of the action is forthwith sent to all non-consenting shareholders.

                (6)           Limitations on rights to own securities of the Registrant:

                There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of the Registrant which would be imposed by foreign law or by the charter or other constituent document of the Registrant.

                (7)           Provisions of Company’s articles, charter or by-laws that have the effect of delaying, deferring or preventing a change in control of the Registrant and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Registrant:

                There are no provisions in the Registrant’s articles, charter or bylaws that would have the effect of delaying, deferring or preventing a change of control of the Registrant and which would operate only with respect to a merger, acquisition or corporate restructuring of the Registrant.

                (8)           Provisions, if any, governing the ownership threshold above which shareholder ownership must be disclosed:

                There are no provisions in the Registrant’s bylaws which require the disclosure of shareholder ownership above a particular threshold.

C.            Material Contracts

                The Registrant has not yet entered into any material contracts, except for the contract to purchase real property rights described under the caption “Business.” This contract is included as an exhibit to the Registration Statement.

D.            Exchange Controls

                There are no foreign exchange controls in BVI and funds can be moved easily. There is no restriction in this regard.

E.             Taxation

                International Business Companies established in BVI are exempt from the payment of Income Tax and Stamp Duty.

                                                                                             16

                Non-residents of BVI are exempt from the income tax payable on dividends, interest, rents, royalties, compensations and other amounts which are paid to the person by the IBC.

                There are no capital gains taxes, inheritance taxes and death duties.

                Double Taxation Agreements between the United Kingdom and Japan and Switzerland extend to the British Virgin Islands but do not generally apply to IBC's.

F.             Dividends and Paying Agents

                Not Applicable.

Transfer Agent

                The transfer agent for the common stock is Corporate Stock Transfer, 3200 Cherry C reek Road South D

 Denver, Colorado 80902, and its telephone number is (303) 282-4800. Their website is www.corporatestock.com.

INTEREST OF NAMED EXPERTS AND COUNSEL

                The legality of the Shares offered hereby will be passed upon for Solarte Hotel by Hand & Hand, a professional corporation, 24351 Pasto Road, Dana Point, California 92629. Hand & Hand is a licensed law corporation owned by Jehu Hand, Esq., a member of the State Bar of California.  Mr. Hand controls JK Advisers Hedge Fund, LLC, which owns 100,000 shares.  Until the effectiveness of this prospectus, when these shares will be distributed to the members of this fund, Mr. Hand will control these 100,000 shares.

EXPERTS

                The audited financial statements of Solarte Corporation included in this Prospectus as of June 30, 2008 have been audited by The Black Wing Group LLC, independent certified public accountant, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. This firm has its address at 18921G E. Valley View Parkway, Suite 325, Independence Missouri 64055 and is a member of the PCAOB.

INDEMNIFICATION

                Section 14 of the Articles of Association read as follows:

14.                 INDEMNIFICATION

14.1              Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)                 is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2              The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3              For the purposes of Sub-Regulation 14.2, a director acts in the best interest of the Company if he acts in the best interests of

(a)                 the Company’s holding company; or

(b)                 a shareholder or Shareholders of the Company;

in either case, the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4              The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5              The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

                                                                                              17

14.6              Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7              Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8              The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9              If a person referred to in Sub-Regulation 14.1 has been successful in defense of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10           The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

                At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Solarte Corporation where indemnification will be required or permitted.  Solarte Corporation is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Solarte Corporation pursuant to the foregoing provisions, or otherwise, Solarte Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                In the event that a claim for indemnification against such liabilities (other than the payment by Solarte Corporation of expenses incurred or paid by a director, officer or controlling person of Solarte Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Solarte Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                                                                                               18

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Solarte Hotel Corporation (A Development Stage Company)

3rd Street, Isla Colon

Bocas del Toro, Panama

We have audited the accompanying balance sheet of Solarte Hotel Corporation (A Development

Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’

equity and cash flows from inception (May 28, 2008) through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting

Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the

Company’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Solarte Hotel Corporation as of June 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in

Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC

Issuing Office: Independence, MO

July 7, 2008

                                                                                                19

SOLARTE HOTEL CORPORATION

[A Development Stage Company]

BALANCE SHEET

June 30, 2008

ASSETS

Current Assets

      Cash and Cash Equivalents                                                                            $            22,985

      Prepaid Expenses                                                                                                            1,750

      Escrow Deposits                                                                                                              1,000

                    Total Current Assets                                                                                         25,735

                                                                                                                                            ___________

Other Assets

      Prepaid Acquisition Costs                                                                                               2,165

                    Total Assets                                                                                         $            27,900

                                                                                                                                            ___________

                    LIABILITIES AND STOCKHOLDERS’ EQUITY

Long Term Liabilities

      Related Party Payable                                                                               $                    4,000

                    Total Long Term Liabilities                                                                                 4,000

Stockholders’ Equity (Note 2)

      Common stock, no par value; unlimited

         number of shares authorized;

         3,100,000 shares issued and

         outstanding                                                                                                                   30,000

      Additional Paid in Capital                                                                                                       --

      Retained Earning (Accumulated Deficit)                                                                      (6,100)

                                                                                                                                            ___________

                                                                                                                                                23,900

                    Total Stockholders' Equity (Deficit)                                                                 23,900

                                                                                                                                            ___________

                                                                                                                                  $            27,900

                                                                                                                                            ___________

See Accountants’ Audit Report

                                                                                                20

SOLARTE HOTEL CORPORATION

 [A Development Stage Company]

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED JUNE 30, 2008

Revenues                                                                                                                                             $      -

                                                                                                                                                                                   _____________

General and Administrative Expenses

      Legal and Professional                                                                                                                                                  6,100

      Total Expenses                                                                                                                       6,100

                                                                                                                                                                                   _____________

Net Income (Loss)                                                                                                      $             (6,100)

                                                                                                                                                                                   _____________

Per Share Information:

Net Income (Loss) per share – 3,100,000 shares issued                                 $                 (.002)

                                                                                                                                                                                   _____________

See Accountants’ Audit Report

21

SOLARTE HOTEL CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION ON MAY 28, 2008

(Expressed in US Dollars)

                                                                                                                                                                                                Total

                                                                  Number of                No Stated            Additional                                            Stockholders

                                                                   Common                      Par                    Paid in                    Deficit                      Equity

Capital Stock Issued                                    Shares                     Value                  Capital                Accumulated             (Deficit)

- Balance May 28, 2008                                       --                               --                         --                           --                             --

- Common stock issued for

  Cash of $10,000                                   3,000,000                         0.003                         --                           --                     10,000

- Common stock issued for

  Cash of $20,000                                      100,000                         0.200                         --                           --                     20,000

Net Loss for the period from

May 28, 2008 to June 30, 2008                            --                               --                         --                  (6,100)                    (6,100)

Balance as of June 30, 2008                  3,100,000                               --                         --                  (6,100)                    (6,100)

See Accountants’ Audit Report

                                                                                                22

SOLARTE HOTEL CORPORATION

[A Development Stage Company]

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED JUNE 30, 2008

Cash Flows from Operating Activities:

   Net Income (loss)                                                                                                       $             (6,100)

   Adjustments to reconcile net income (loss) to net cash used by operating activities:

   (Increase) decrease in Escrow Deposits                                                                              (1,000)

  (increase) decrease in Prepaid Expenses                                                                             (1,750)

   Increase (decrease) in Related Party Payable                                                                       4,000

                                                                                                                                               _____________

                    Net Cash (Used) by Operating Activities                                                              (4,850)

Cash Flows from Investing Activities:

      Payment of Land Acquisition Costs                                                                                    (2,165)

                                                                                                                                                                                   _____________

                    Net cash used by investing activities                                     2,165

Cash Flows from Financing Activities:

   Stock Purchase                                                                                                                       30,000

                                                                                                                                                                                   _____________

                    Net Cash Provided by Financing Activities                                                          30,000

                                                                                                                                                                                   _____________

Net Increase (Decrease)  in Cash                                                                                        22,985

Cash at Beginning of Period                                                                                                           -

                                                                                                                                                                                   _____________

Cash at End of Period                                                                                              $            22,985

                                                                                                                                                                                   _____________

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:

     Interest                                                                                                                         $                       -

     Income taxes                                                                                                                $                       -

Supplemental Schedule of Non-cash Investing and Financing Activities:

   For the period from inception on May 28, 2008 through June 30, 2008:

In May 2008, the Company issued 3,100,000 shares of common stock for cash of $30,000.

See Accountants’ Audit Report

23

SOLARTE HOTEL CORPORATION

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Solarte Hotel Corporation (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

Solarte Hotel Corporation (the “Company”) was organized under the Business Companies Act of 2004 of the British Virgin Islands on May 28, 2008. The Company has contracted to purchase real estate in Panama on which it intends to develop a hotel.  The Company has not yet generated any revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Fiscal Year-The Company’s fiscal year-end is June 30.

Cash and Cash Equivalents-The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs- Advertising costs are charged to operations when incurred.  The Company has not yet incurred any advertising costs.

Organization Costs-Organization costs, which reflect amounts expended as of June 30, 2008, were expensed as incurred.

Income Taxes- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” [See Note 3].

Loss Per Share-The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 6].

                                                                                                       24

SOLARTE HOTEL CORPORATION

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Accounting Estimates- The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Offering Costs–Costs of issuing stock are deducted from the proceeds of the issue. For the period ended June 30, 2008, there were no offering costs.

Land– Acquisition costs for the property are capitalized as incurred.  If the property acquisition does not close, they will be expensed.

Financial Instruments- Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable, and accrued expenses payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Recently Enacted Accounting Standards– In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2008 fiscal year. We do not expect the adoption of FAS 157 to have a significant impact on our financial statements.

                                                                                                                                      25

SOLARTE HOTEL CORPORATION

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparison between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. We are currently evaluating the impact that FAS 161 will have on our financial statements.

NOTE 2  - CAPITAL STOCK

Common Stock- The Company has authorized an unlimited number of shares of no par value common stock and preferred stock.  In May 2008, in connection with its organization, the Company issued 3,000,000 shares of their previously authorized but unissued common stock to one person for $10,000 cash. An additional 100,000 shares were issued to one purchaser for $20,000 on June 30, 2008.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

                                                                                                                                     26

SOLARTE HOTEL CORPORATION

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES - continued

The Company has available at June 30, 2008 an unused operating loss carryforward of approximately $6,100 which may be applied against future taxable income and which expires in 2026.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.

 The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $0 as of June 30, 2008, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $0 for the period from inception on May 28, 2008 through June 30, 2008.

NOTE 4 - RELATED PARTY TRANSACTIONS

Office Space- The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use her offices, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                                                                                                                                           From Inception

                                                                                                                                                                                              on May 28,

                                                                                                                                                                                            2008 Through

                                                                                                                                                                                            June 30, 2008

        Loss from operations available to

        common shareholders (numerator)                                                                                                           $                    (6,100)

        Weighted average number of common shares

        outstanding used in loss per share for the

        period (denominator)                                                                                                                                                   3,100,000

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                                                                                                                          27

        No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Solarte Corporation.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                           TABLE OF CONTENTS           Page

SOLARTE HOTEL CORPORATION

1,600,000 SHARES

PROSPECTUS

October __, 2008

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SOLARTE HOTEL CORPORATION

PART II

Item 6.         Indemnification of Directors and Officers.

Article 14 of the Memorandum of Association provides as follows:

14.11           Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(c)                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(d)                 is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.12           The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.13           For the purposes of Sub-Regulation 14.2, a director acts in the best interest of the Company if he acts in the best interests of

(c)                 the Company’s holding company; or

(d)                 a shareholder or Shareholders of the Company;

in either case, the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.14           The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.15           The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.16           Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.17           Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.18           The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.19           If a person referred to in Sub-Regulation 14.1 has been successful in defense of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.20           The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

                At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Solarte Corporation where indemnification will be required or permitted.  Solarte Corporation is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Solarte Corporation pursuant to the foregoing provisions, or otherwise, Solarte Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                In the event that a claim for indemnification against such liabilities (other than the payment by Solarte Corporation of expenses incurred or paid by a director, officer or controlling person of Solarte Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Solarte Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                                                     II-1

Item 7     Recent Sales of Unregistered Securities.

                Solarte Hotel issued 3,000,000 shares  to Esthetics World, comprising the director of the corporation , on incorporation, for cash of $10,000.  No underwriter was involved. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering and under Section 4(6) as an offering only to accredited investors.

      Solarte Hotel issued 100,000 shares at a price of $.20 per share to the JK Advisers Hedge Fund, LLC in May 2008. The investment fund’s adviser, JK Advisers LLC, is controlled by our legal counsel but such counsel does not have any economic interest in these shares, and upon effectiveness of the registration statement, such shares will be distributed to the members of the fund indicated under the caption “Selling Shareholders” at which time JK Advisers LLC will cease to have control over those shares.  No underwriter was involved in the sale of the shares. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering under Section 4(6) as an offering only to accredited investors.

Item 8.    Exhibits and Financial Statement Schedules

3.             Certificate of Incorporation and Bylaws

                3.1.          Memorandum and Articles of Association (1)

5.             Opinion of Hand & Hand as to legality of securities being registered.(1)

10.           Material Contracts

                10.1 Purchase Contract for Isla Solarte property.(2)

21.           Subsidiaries of the  issuer-none.

23.           Consents of Experts and Counsel

                23.1         Consent of Black Wing Group LLC(3)

                23.2         Consent of Hand & Hand included in Exhibit 5 hereto

                All other Exhibits called for are not applicable to this filing.

                (b) Financial Statement Schedules

                All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)                 Filed with original filing

(2)                 Filed with Amendment 2.

(2)                 Filed herewith.

                                                                                       II-2

Item 9.          Undertakings.

                      (a)    The undersigned registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8-A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                (5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter) shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                                                                   SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bocas del Toro, Panama on October 20, 2008.

                                                                                                SOLARTE HOTEL CORPORATION

                                                                                                 By:    /s/ Karen E. Campo

          Karen E. Campo,

          President of Esthetics World, President

   In accordance with the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on October 20, 2008.

ESTHETICS WORLD

By: /s/ Karen E. Campo, President                                                     Chief Executive and Financial Officer and director (principal executive, financial and accounting officer)

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